UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2023

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On November 21, 2023, Spirit AeroSystems, Inc. (“Spirit”) entered into an Indenture (the “Indenture”), by and among Spirit, Spirit AeroSystems Holdings, Inc. (the “Company”) and Spirit AeroSystems North Carolina, Inc. (“Spirit NC”), as guarantors (Spirit NC together with the Company, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, in connection with Spirit’s offering of $1.2 billion aggregate principal amount of its 9.750% Senior Secured Second Lien Notes due 2030 (the “Notes”). The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act. Spirit plans to use the net proceeds from the sale of the Notes (i) to fund its tender offer (the “Tender Offer”) for any and all of the $1.2 billion outstanding principal amount of its 7.500% Senior Secured Second Lien Notes due 2025 (the “2025 Second Lien Notes”) and (ii) to pay related premiums, fees and expenses incurred in connection with the foregoing. Any remaining proceeds will be used for general corporate purposes, which may include the redemption or repurchase of indebtedness.

The Notes mature on November 15, 2030 and bear interest at a rate of 9.750% per year payable semiannually in cash in arrears on May 15 and November 15 of each year. The first interest payment date is May 15, 2024.

The Notes are guaranteed by the Company and Spirit NC, and each existing and future, direct and indirect, wholly-owned material domestic subsidiary of the Company that guarantee certain other indebtedness, subject to certain customary exceptions. The Notes are secured by a second-priority lien with respect to substantially all assets of Spirit and the guarantors, subject to certain exceptions.

Spirit may redeem some or all of the Notes, at its option, at any time on or after November 15, 2026, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Redemption Price
2026	104.875%
2027	102.438%
2028 and thereafter	100.000%

At any time prior to November 15, 2026, Spirit may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to November 15, 2026, Spirit may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 109.750% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control triggering events during a period when the change of control offer to purchase provisions under the Indenture apply, Spirit must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture contains covenants that limit Spirit’s, the Company’s and the Company’s subsidiaries’ ability, subject to certain exceptions and qualifications, to incur indebtedness secured by liens, enter into sale and leaseback transactions, make restricted payments and investments and enter into certain mergers or consolidations and transfer substantially all of the Company and its subsidiaries’ assets. These covenants are subject to a number of qualifications and limitations. In addition, the Indenture provides for customary events of default.

The description of the Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Sixth Supplemental Indenture Relating to the 2026 Notes

On November 21, 2023, Spirit entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), by and among Spirit, the Company, Spirit NC and The Bank of New York Mellon Trust Company, N.A., as trustee in connection with Spirit’s 3.850% Senior Notes due 2026 (the “2026 Notes”). Under the Sixth Supplemental Indenture, the holders of the 2026 Notes were granted security on an equal and ratable basis with the holders of the Notes.

The description of the Sixth Supplemental Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Supplemental Indenture, which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the heading “Notes Offering” is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

Tender Offer Settlement

On November 20, 2023, the Company issued a press release announcing the expiration and results of the Tender Offer. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Purchase Agreement

The Notes were offered and sold pursuant to a Purchase Agreement, dated as of November 9, 2023 (the “Purchase Agreement”), by and among Spirit, the Company, Spirit NC, Morgan Stanley & Co. LLC, as representative of the several initial purchasers named in Schedule A thereto.

Security Agreement

On November 21, 2023, The Bank of New York Mellon Trust Company, N.A., in its capacities as trustee and collateral agent for the Notes (the “Notes Agent”), entered into a Secured Party Security Agreement Supplement, dated as of November 21, 2023, to the Security and Pledge Agreement, dated as of April 17, 2020 (the “Security and Pledge Agreement”), among Spirit, the Company and Spirit NC (collectively, the “Grantors”), and the trustee under the indenture, dated as of April 17, 2020, relating to the 2025 Second Lien Notes, pursuant to which the obligations of the Grantors under the Indenture, the indenture for the 2025 Second Lien Notes and the indenture for the 2026 Notes are secured. On November 21, 2023, the Grantors also entered into the Amended and Restated Security and Pledge Agreement (the “A&R Security and Pledge Agreement”) with the Notes Agent, which amends and restates the Security and Pledge Agreement to reflect the Secured Party Security Agreement Supplement, the redemption of the 2025 Second Lien Notes, and related matters. The A&R Security and Pledge Agreement will be effective on December 1, 2023, upon the redemption of the 2025 Second Lien Notes as described below. Under the A&R Security and Pledge Agreement, the Notes and the 2026 Notes will be secured on a second-priority basis by liens on substantially all of the tangible and intangible assets of the Grantors, subject to permitted liens and certain exceptions.

Redemption of 2025 Second Lien Notes

On November 21, 2023, Spirit notified The Bank of New York Mellon Trust Company, N.A., the trustee for the 2025 Second Lien Notes (the “2025 Trustee”), of its election to call for redemption on December 1, 2023 (the “Redemption Date”) all of the outstanding $91,806,000 principal amount of the 2025 Second Lien Notes remaining after the settlement of the Tender Offer, and instructed the 2025 Trustee to provide notice of such redemption to the holders of the 2025 Second Lien Notes in accordance with the terms of the indenture governing the 2025 Second Lien Notes. The 2025 Second Lien Notes will be redeemed at a redemption price equal to 100.780% of the principal amount thereof (which is equal to the price paid for the 2025 Second Lien Notes tendered in the Tender Offer), plus accrued and unpaid interest to, but not including, the Redemption Date. Following the redemption, none of the 2025 Second Lien Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the 2025 Second Lien Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of November 21, 2023, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2	Form of 9.750% Senior Secured Second Lien Notes due 2030 (included as Exhibit A to Exhibit 4.1).

4.3	Sixth Supplemental Indenture, dated as of November 21, 2023, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release, dated November 20, 2023, announcing tender expiration and results.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: November 21, 2023	/s/ Mindy McPheeters
Mindy McPheeters
Senior Vice President, General Counsel and Corporate Secretary